Exhibit 99.1

DRAFT 8-11-21 @ 4 PM PT

VirTra Reports Second Quarter 2021 Financial Results

Total Revenue up 90%, Gross Profit Increases by 99%, and Backlog Grows to a Record $17.0 Million

TEMPE, Ariz. — August 12, 2021 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the second quarter and six months ended June 30, 2021. The financial statements are available on VirTra’s website and here.

Second Quarter 2021 Financial Highlights:

●	Total revenue increased 90% to $5.3 million
●	Gross profit increased 99% to $3.1 million, or 60% of total revenue
●	Net income increased to $529,400
●	Adjusted EBITDA increased to $1.0 million
●	Backlog increased 6% sequentially and 19% year-over-year to a record $17.0 million as of June 30, 2021
●	Unrestricted cash and cash equivalents totaled $23.8 million

Six Month 2021 Financial Highlights:

●	Total revenue increased 59% to $9.7 million
●	Gross profit increased 80% to $5.7 million, or 59% of total revenue
●	Net income increased to $1.2 million
●	Adjusted EBITDA increased to $1.8 million

Second Quarter and Six Month 2021 Financial Highlights:

	For the Three Months Ended			For the Six Months Ended
All figures in millions, except per share data	June 30, 2021	June 30, 2020	% Δ	June 30, 2021	June 30, 2020	% Δ
Total Revenue	$5.3	$2.8	90%	$9.7	$6.1	59%

Gross Profit	$3.1	$1.6	99%	$5.7	$3.2	80%
Gross Margin	59.7%	57.0%	5%	58.8%	51.9%	13%

Net Income (Loss)	$0.5	($0.6)	N/A	$1.2	($1.0)	N/A
Diluted EPS	$0.05	($0.08)	N/A	$0.13	($0.13)	N/A
Adjusted EBITDA	$1.00	($0.58)	N/A	$1.75	($0.98)	N/A

Management Commentary

“We delivered strong financial results across the board in the second quarter, highlighted by a 90% increase in total revenue and a 99% increase in gross profit,” said Bob Ferris, chairman and chief executive officer of VirTra. “Continued market demand for our products drove profitable growth while enabling us to deliver another quarter of positive net income and strong adjusted EBITDA. Demand for VirTra’s world-class training solutions from the law enforcement and military markets continues to build, demonstrated by the 6% sequential and 19% year-over-year increase in our backlog to a record $17.0 million. Our strong financial performance in the second quarter also demonstrates our team’s consistent operational excellence, as well as the value and effectiveness that VirTra’s products provide to our end users and partners globally.

“As we look ahead, we believe that our business has never been better positioned to scale than it is today. Our pipeline is expanding, our sales are accelerating, and the need for effective training that enhances skills and saves lives is increasing. We believe that our financial and operational success in the first half of the year, coupled with the strategic initiatives we’re executing, positions us to deliver accelerated and profitable growth in 2021 and beyond.”

Second Quarter 2021 Financial Results

Total revenue increased 90% to $5.3 million from $2.8 million in the second quarter of 2020. The increase in total revenue was due to an increase in the number of simulators and accessories completed and delivered, and therefore revenue recognized, compared to the same period in 2020, which faced more severe COVID-19 related travel restrictions.

Gross profit increased 99% to $3.1 million from $1.6 million in the second quarter of 2020. Gross profit margin, defined as total revenue less cost of sales, was 59.7%, an improvement compared to 57.0% in the second quarter of 2020. The improvement in gross profit and gross profit margin was due to decreased costs, and a more favorable product mix of systems, accessories and services sold compared to the same period in 2020.

Net operating expense was $2.3 million, compared to $2.4 million in the second quarter of 2020. The decrease in net operating expense was due to the one-time impairment write down in the same year-ago period, offset by an increase in software licenses in the second quarter of 2021.

Income from operations totaled $821,000, compared to a loss of $822,000 in the second quarter of 2020.

Net income totaled $529,400, or $0.05 per diluted share (based on 10.7 million weighted average diluted shares outstanding), an improvement compared to a net loss of $601,300, or $(0.08) per diluted share (based on 7.8 million weighted average diluted shares outstanding), in the second quarter of 2020.

Adjusted EBITDA, a non-GAAP metric, totaled $1.0 million, an improvement from a loss of $579,200 in the second quarter of 2020.

Backlog increased 19% to a record $17.0 million, compared to $14.3 million at the end of the second quarter of 2020.

Six Months Ended June 30, 2021 Financial Results

Total revenue increased 59% to $9.7 million from $6.1 million for the first six months of 2020. The increase in total revenue was due to an increase in the number of simulators and accessories completed and delivered, and therefore revenue recognized, compared to the same period in 2020.

Gross profit increased 80% to $5.7 million from $3.2 million for the first six months of 2020. Gross profit margin, defined as total revenue less cost of sales, was 58.8%, an improvement compared to 51.9% for the first six months of 2020. The improvement in gross profit and gross profit margin was due to decreased costs, and a more favorable product mix of systems, accessories and services sold compared to the same period in 2020.

Net operating expense was $4.3 million, compared to $4.5 million for the first six months of 2020. The decrease in net operating expense was primarily due to the impairment write down in 2020, offset by an increase in software licenses in 2021.

Operating income was $1.4 million, an improvement compared to an operating loss of $1.3 million for the first six months of 2020.

Net income totaled $1.2 million, or $0.13 per basic and diluted share (based on 9.2 million weighted average basic shares outstanding and 9.2 million weighted average diluted shares outstanding), an improvement compared to a net loss of $990,700, or $(0.13) per basic and diluted share (based on 7.7 million weighted average basic and diluted shares outstanding), for the first six months of 2020.

Adjusted EBITDA, a non-GAAP metric, totaled $1.8 million, an improvement from a loss of $978,300 for the first six months of 2020.

Conference Call

VirTra’s management will hold a conference call today (August 12, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and CEO, Bob Ferris, and chief accounting officer, Marsha Foxx, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-866-682-6100

International number: 1-862-298-0702

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A replay of the call will be available on the same day through Thursday, August 26, 2021.

U.S. replay dial-in: 1-877-481-4010

International replay dial-in: 1-919-882-2331

Replay ID: 42395

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Six Months Ended
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2021	2020	(Decrease)	Change	2021	2020	(Decrease)	Change

Net Income (Loss)	$529,359	$(601,260)	$1,130,619	188%	$1,184,522	$(990,670)	$2,175,192	-220%
Adjustments:
Provision for income taxes	293,180	(211,474)	504,654	-239%	216,017	(314,474)	530,491	-169%
Depreciation and amortization	103,865	89,930	13,935	15%	201,155	179,607	21,548	12%
EBITDA	$926,404	$(722,804)	$1,649,208	228%	$1,601,694	$(1,125,537)	$2,727,231	-242%
Impairment loss on That’s Eatertainment, former related party	-	140,000	(140,000)	-100%	-	140,000	(140,000)	-100%
Right of use amortization	77,090	-	77,090	100%	153,299	-	153,299	100%
Reserve for note receivable	-	3,639	(3,639)	-100%	-	7,278	(7,278)	-100%

Adjusted EBITDA	$1,003,494	$(579,165)	$1,582,659	273%	$1,754,993	$(978,259)	$2,733,252	-279%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,786,065	$6,841,984
Restricted cash	100,000	-
Accounts receivable, net	5,514,605	1,378,270
Inventory, net	5,209,595	3,515,997
Unbilled revenue	4,033,931	5,408,598
Prepaid expenses and other current assets	736,210	382,445

Total current assets	39,380,406	17,527,294

Long-term assets:
Property and equipment, net	1,787,042	1,381,744
Operating lease right-of-use asset, net	941,228	1,094,527
Intangible assets, net	359,489	271,048
Security deposits, long-term	19,712	86,500
Other assets, long-term	478,966	500,114
Deferred tax asset, net	1,597,887	1,892,000

Total long-term assets	5,184,324	5,225,933

Total assets	$44,564,730	$22,753,227

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,212,468	$345,573
Accrued compensation and related costs	1,041,876	843,101
Accrued expenses and other current liabilities	649,620	772,884
Note payable, current	531,541	266,037
Operating lease liability, short-term	334,550	321,727
Deferred revenue, short-term	7,875,289	4,708,575

Total current liabilities	11,645,344	7,257,897

Long-term liabilities:
Deferred revenue, long-term	1,803,416	1,920,346
Note payable, long-term	789,173	1,063,243
Operating lease liability, long-term	682,619	853,155

Total long-term liabilities	3,275,208	3,836,744

Total liabilities	14,920,552	11,094,641

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,780,030 shares issued and outstanding as of June 30, 2021 and 7,775,030 shares issued and outstanding as of December 31, 2020	1,078	778
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	30,694,430	13,893,660
Accumulated deficit	(1,051,330)	(2,235,852)

Total stockholders’ equity	29,644,178	11,658,586

Total liabilities and stockholders’ equity	$44,564,730	$22,753,227

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Revenues:
Net sales	$5,255,192	$2,756,737	$9,697,101	$6,076,750
That’s Eatertainment royalties/licensing fees, former related party	-	12,502	-	29,242
Other royalties/licensing fees	-	540	-	1,950
Total revenue	5,255,192	2,769,779	9,697,101	6,107,942

Cost of sales	2,120,492	1,192,012	3,993,896	2,934,948

Gross profit	3,134,700	1,577,767	5,703,205	3,172,994

Operating expenses:
General and administrative	2,002,612	2,023,074	3,712,845	3,800,450
Research and development	311,320	376,611	605,537	706,366

Net operating expense	2,313,932	2,399,685	4,318,382	4,506,816

Income (loss) from operations	820,768	(821,918)	1,384,823	(1,333,822)

Other income (expense):
Other income	34,379	18,797	50,758	38,292
Other expense	(32,608)	(9,613)	(35,042)	(9,614)

Net other income (expense)	1,771	9,184	15,716	28,678

Income (Loss) before provision for income taxes	822,539	(812,734)	1,400,539	(1,305,144)

Provision (Benefit) for income taxes	293,180	(211,474)	216,017	(314,474)

Net income (loss)	$529,359	$(601,260)	$1,184,522	$(990,670)

Net income (loss) per common share:
Basic	$0.05	$(0.08)	$0.13	$(0.13)
Diluted	$0.05	$(0.08)	$0.13	$(0.13)

Weighted average shares outstanding:
Basic	10,644,363	7,752,780	9,209,808	7,749,091
Diluted	10,693,238	7,752,780	9,209,509	7,749,091

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2021	2020

Cash flows from operating activities:
Net income (loss)	$1,184,522	$(990,670)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	201,156	179,607
Right of use amortization	153,299	146,500
Reserve for note receivable	-	3,639
Deferred taxes	294,113	(270,000)
Impairment of investment in That’s Eatertainment, former related party	-	140,000
Changes in operating assets and liabilities:
Accounts receivable, net	(4,136,335)	(433,219)
That’s Eatertainment note receivable, net, related party	-	(3,639)
Interest receivable	-	3,934
Inventory, net	(1,693,598)	(979,389)
Unbilled revenue	1,374,667	1,481,822
Prepaid expenses and other current assets	(353,765)	(80,211)
Other assets	21,148	508
Security deposits, long-term	66,788	(1,571)
Accounts payable and other accrued expenses	933,840	248,232
Payments on operating lease liability	(157,713)	(145,663)
Deferred revenue	3,049,784	409,745

Net cash provided by (used in) operating activities	937,906	(290,375)

Cash flows from investing activities:
Redemption of certificates of deposit	-	1,675,000
Purchase of intangible assets	(92,886)	(43,240)
Purchase of property and equipment	(602,009)	(304,739)
Net cash (used in) provided by investing activities	(694,895)	1,327,021

Cash flows from financing activities:
Repurchase of stock options	-	(5,846)
Stock issued for cash in offering, net	16,795,000	-
Stock options exercised	6,070	13,215
Note payable-PPP Loan	-	1,320,714
Net cash provided by (used in) financing activities	16,801,070	1,328,083

Net increase (decrease) in cash and restricted cash	17,044,081	2,364,729
Cash and restricted cash, beginning of period	6,841,984	1,415,091
Cash and restricted cash, end of period	$23,886,065	$3,779,820
Supplemental disclosure of cash flow information:
Cash (refunded) paid:
Taxes refunded	$(78,096)	$(44,474)
Interest paid	5,763	-